Exhibit 99.2

The expenses to be incurred by the Company relating to the offering of $300,000,000 principal amount of its 8.75% Senior Notes due 2019, under the Company’s Registration Statement on Form S-3 (Registration No. 333-153353) and a related prospectus supplement filed with the Securities and Exchange Commission and dated June 9, 2009 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$16,740
Services of Independent Registered Public Accounting Firms	90,000
Trustee Fees and Expenses	10,000
Legal Fees and Expenses	65,000
Rating Agency Fees	203,500
Printing and Delivery Expenses	46,000
Miscellaneous Expenses	20,000
Total	$451,240